Exhibit 28 (o) (1) under Form N-1A

Exhibit 24 under Item 601/Reg. S-K

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED HERMES SHORT-INTERMEDIATE DURATION MUNICIPAL TRUST (“Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to execute any and all instruments which said attorney-in-fact may deem necessary or advisable or which may be required to comply with Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, including any and all reports, forms and other filings pursuant thereto, and specifically to include the filing and effectiveness of the Trust’s Registration Statement(s) on Form N-1A and any and all amendments to the Registration Statement(s) including both pre- and post-effective amendments, to be filed with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ J. Christopher Donahue
J. Christopher Donahue	Trustee	May 14, 2026
/s/ Thomas R. Donahue
Thomas R. Donahue	Trustee	May 14, 2026
/s/ Paul A. Uhlman
Paul A. Uhlman	President (Principal Executive Officer)	May 14, 2026
/s/ John G. Carson
John G. Carson	Trustee	May 14, 2026

/s/ G. Thomas Hough
G. Thomas Hough	Trustee	May 14, 2026
/s/ Karen L. Larrimer
Karen L. Larrimer	Trustee	May 14, 2026
/s/ Max Miller
Max Miller	Trustee	May 14, 2026
/s/ Frank J. Nasta
Frank J. Nasta	Trustee	May 14, 2026
/s/ Thomas M. O’Neill
Thomas M. O’Neill	Trustee	May 14, 2026
/s/ Madelyn A. Reilly
Madelyn A. Reilly	Trustee	May 14, 2026
/s/ John S. Walsh
John S. Walsh	Trustee	May 14, 2026
/s/ Jeremy D. Boughton
Jeremy D. Boughton	Treasurer (Principal Financial Officer/Principal Accounting Officer)	May 14, 2026